ALPINE 4 TECHNOLOGIES LTD.

NOTICE OF RESTRICTED STOCK UNIT AWARD

       Name:Spencer Gore

       Address:

You (“Recipient”) have been granted an award of Restricted Stock Units (“RSUs”) subject to the terms and conditions of this Notice and the attached Award Agreement (Restricted Stock Units) (hereinafter “Agreement”).

Number of RSUs:	242,857 shares of Series C Convertible Preferred Stock of Alpine 4 Technologies Ltd., a Delaware corporation (the “Company”).

Date of Grant:	November 13, 2020

Vesting Commencement Date:	[Insert date of Closing].
Vesting:

Recipient will receive a benefit with respect to an RSU only if it vests on or before the Expiration Date (defined below). Two vesting requirements must be satisfied for an RSU to vest: a time and service-based requirement (the “Service-Based Requirement”); and the “Trigger Event Requirement” (defined below). An RSU shall actually vest (and therefore becomes a “Vested RSU”) on the first date upon which both the Service-Based Requirement and the Trigger Event Requirement are satisfied with respect to that particular RSU (the “Vesting Date”).

Trigger Event Requirement:

The earlier of (1) The fifth day after the date on which (i) the Corporation’s Class A Common Stock first trades on a national securities exchange (including but not limited to NASDAQ, NYSE, or NYSE American, but excluding the OTCQX Market), (ii) the Company’s capital stock has five days of trading volume over >$5 million, and (iii) such shares of capital stock issued upon settlement of the RSUs are registered with the Securities and Exchange Commission, or (2) the closing date of a Change of Control (as such term is defined in the Agreement) (provided that the Change of Control constitutes a “change in ownership or control” within the meaning of Section 409A) (each, a “Trigger Event Requirement”).

Service-Based Vesting Requirement:

The Service-Based Requirement will be satisfied in installments over 6 months as follows: 1/6 of the RSUs will have the Service-Based Requirement satisfied in equal monthly installments during the 6 months following the Vesting Commencement Date, subject to the Recipient’s continuous Service during each such period.

If Recipient’s services to the Company are terminated by the Company without Cause or by Consultant for Good Reason, the vesting of 100% of the then-unvested Service-Based Requirement RSUs shall accelerate and become vested.

In the event of a Change of Control, the vesting of 100% of the then-unvested RSUs shall accelerate and become vested.

Each tranche of RSUs that vests, or is scheduled to vest, pursuant to this Notice is hereby designated as a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

Notwithstanding the above vesting schedules and anything to the contrary in this Notice, the Agreement or any other prior or future agreement that purportedly applies to the RSUs, in no event shall the vesting or settlement of the RSUs be accelerated or deferred in connection with any event or otherwise unless such acceleration or deferral is specifically approved by the Board after taking into account the impact of such acceleration or deferral under the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, the regulations and other guidance there under and any state law of similar effect (collectively, “Section 409A”).

Settlement:

If an RSU vests as provided for above, the Company will deliver one share of Series C Preferred Stock (each, a “Share”) for each Vested RSU. The Shares will be issued in accordance with the issuance schedule set forth in Section 1 of the Agreement.

Expiration Date:

If an RSU has not vested (i.e., both the Service-Based Requirement and the Trigger Event Requirement satisfied) on or before 5:00 p.m. Pacific Time on the tenth anniversary of the Date of Grant (the “Expiration Date”), the RSU shall expire on the Expiration Date, unless earlier terminated pursuant to the provisions of this Agreement.

You understand that your employment or consulting relationship or service with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice or the Agreement changes the at-will nature of that relationship. You also understand that this Notice is subject to the terms and conditions of the Agreement which is incorporated herein by reference. Recipient has read the Agreement.

RECIPIENT		ALPINE 4 TECHNOLOGIES LTD.

Signature:	/s/ Spencer Gore	By:	/s/ Kent Wilson

Print Name:	Spencer Gore	Name:	Kent Wilson

		Title:	President

AWARD AGREEMENT (RESTRICTED STOCK UNITS)

You (“Recipient”) have been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement.

1. Settlement. Settlement of RSUs shall be made within 30 days following the date that an RSU becomes a Vested RSU under the vesting schedule set forth in the Notice. Settlement of Vested RSUs shall be in shares of Series C Convertible Preferred Stock (the “Preferred Shares”) of Alpine 4 Technologies Ltd. (the “Company”).

2. No Stockholder Rights. Unless and until such time as Preferred Shares are issued in settlement of Vested RSUs, Recipient shall have no ownership of the Preferred Shares allocated to the RSUs and shall have no right to dividends or to vote such Preferred Shares.

3. No Dividend Equivalents. Dividends, if any (whether in cash or any securities of the Company), shall not be credited to Recipient on RSUs.

4. No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

5. Termination. If Recipient’s service with the Company terminates other than for Cause or Good Reason prior to the Vesting Date, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Recipient to such RSUs shall immediately terminate.

6. Withholding and Net Issuance of the Shares. When, under applicable tax laws, Recipient incurs tax liability in connection with the vesting or settlement of any RSUs or issuance of Preferred Shares in connection therewith that is subject to tax withholding by the Company, the Company shall satisfy the minimum tax withholding obligation on behalf of the Recipient and shall withhold from the Preferred Shares to be issued, the number of Preferred Shares having a Fair Market Value (determined on the date that the amount of tax to be withheld is determined) equal to the amount required to be withheld for income and employment taxes.

7. U.S. Tax Consequences. Recipient acknowledges that there will be tax consequences upon settlement of the RSUs or disposition of the Preferred Shares, if any, received in connection therewith, and Recipient should consult a tax adviser regarding Recipient’s tax obligations prior to such settlement or disposition. Upon vesting of each RSU, Recipient will include in income the Fair Market Value of the Preferred Shares subject to such RSU. The included amount will be treated as ordinary income by Recipient and will be subject to withholding by the Company when required by applicable law. Upon disposition of the Preferred Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Preferred Shares are held for more than one year from the date of settlement. Further, RSUs may be considered a deferral of compensation that may be subject to Section 409A of the Code. Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this Agreement with respect to distribution of any deferred compensation. You should consult your personal tax advisor for more information on the actual and potential tax consequences of this Agreement.

8. Acknowledgement. The Company and Recipient agree that the RSUs are granted under and governed by the Notice and this Agreement. Recipient: (i) acknowledges receipt of a copy of the Notice, (ii) represents that Recipient has carefully read and is familiar with its provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Notice.

9. Entire Agreement; Enforcement of Rights. This Agreement and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the RSUs granted hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

10. Compliance with Laws and Regulations. The issuance of the RSUs and the Preferred Shares in settlement thereof will be subject to and conditioned upon compliance by the Company and Recipient with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Class A Common Stock may be listed or quoted at the time of such issuance or transfer.

11. Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

12. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall confer on Recipient any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Recipient’s service, for any reason, with or without cause.

13. Certificates. All certificates for Preferred Shares or other securities delivered upon settlement of the RSUs will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted. The Company shall issue the Preferred Shares registered in the name of Recipient, Recipient’s authorized assignee, or Recipient’s legal representative.

14. Administration. This Agreement and the Notice shall be administered by the Board of Directors of the Company (the “Board”). The Board shall have the authority to (i) construe and interpret the Notice and this Agreement, (ii) prescribe, amend and rescind rules and regulations relating to the RSUs; (iii) grant waivers of conditions subject to the RSUs; (iv) correct any defect, supply any omission or reconcile any inconsistency in this Agreement; and (v) make all other determinations necessary or advisable for the administration of the Notice and this Agreement; provided, however, that the Board will not, without the approval of the Recipient, amend or modify this Agreement in any manner that impairs the rights of Recipient.

15. Board Discretion. Any determination made by the Board with respect to the RSUs may be made in its sole discretion at any time, unless in contravention of any express term of this Agreement which requires such determination to be made at the time of grant of the RSUs, and such determination will be final and binding on the Company and the Recipient. Notwithstanding anything to the contrary, administration of the Notice and this Agreement shall at all times be limited by the requirement that any administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to Recipient of taxation under Section 409A of the Code.

16. Disputes. Any dispute regarding the interpretation of this Agreement shall be submitted by Recipient or the Company to the Board for review. The resolution of such a dispute by the Board shall be final and binding on the Company and Recipient.

17. Compliance with Section 409A of the Code. This Award is intended to comply with the “short-term deferral” rule set forth in U.S. Treasury Regulation Section 1.409A- 1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Code Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of U.S. Treasury Regulation Section 1.409A-1(h)), then the issuance of any Shares pursuant to this Award that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the Shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the Shares is necessary to avoid the imposition of taxation on you in respect of the Shares under Section 409A of the Code. Each installment of Shares that vests is intended to constitute a “separate payment” for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). Notwithstanding any contrary provision of the Notice of Grant or of this Agreement, under no circumstances will the Company reimburse you for any taxes or other costs under Code Section 409A or any other tax law or rule. All such taxes and costs are solely your responsibility.

18. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Recipient and Recipient’s heirs, executors, administrators, legal representatives, successors and assigns.

19. Amendment of the Agreement. The Board may at any time amend this Agreement in any respect; provided, however, that the Board will not, without the approval of the Recipient, amend this Agreement in any manner that impairs the rights of Recipient.

20. Definitions. As used in this Agreement, the following terms will have the following meanings:

“Award” means this Restricted Stock Unit Award.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning set forth in the Consultant Agreement.

“Change of Control” means (i) a sale of all or substantially all of the assets of the Company and its subsidiaries taken as a whole or (ii) a merger, consolidation or other similar business combination involving the Company, if, upon completion of such transaction the beneficial owners of voting equity securities of the Company immediately prior to the transaction beneficially own less than fifty percent of the successor entity’s voting equity securities; provided, that “Change of Control” shall not include a transaction where the consideration received or retained by the holders of the then outstanding capital stock of the Company does not consist primarily of (i) cash or cash equivalent consideration, (ii) securities which are registered under the Securities Act of 1933, as amended (the “Securities Act”).

“Common Stock” means Class A Common Stock of the Company.

“Consultant Agreement” means that certain Consultant Agreement dated November 13, 2020, by and between Impossible Aerospace Corporation and VMG Robotics, LLC.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(b) if such Common Stock is publicly traded but is not quoted on the Nasdaq Stock Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(c) if none of the foregoing is applicable, by the Committee in good faith.

“Good Reason” shall have the meaning set forth in the Consultant Agreement.

“Termination” or “Terminated” means, for purposes of this Agreement with respect to the Recipient, that the Recipient has for any reason (other than termination of Recipient’s services by the Company without Cause or Recipient’s termination of services for Good Reason) ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of the Recipient is on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the RSUs while on leave from the employ of the Company or a Subsidiary as it may deem appropriate.

By your signature and the signature of the Company’s representative on the Notice, Recipient and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Notice, this Agreement. Recipient has reviewed the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Notice and this Agreement. Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Notice and this Agreement. Recipient further agrees to notify the Company upon any change in Recipient’s residence address.